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                                                                  EXHIBIT 10(a)

PictureTel Corporation
100 Minuteman Road
Andover, MA 01810

NEWS RELEASE

Contact: Kevin Flanagan                  Diane Parazin
         PICTURETEL CORPORATION          COPITHORNE & BELLOWS
         (508) 292-5178                  (617) 450-4300
         flanagank@pictel.com            diane.parazin@cbpr.com

                  STEPHEN CRUMMEY LEAVING PICTURETEL IN JANUARY

                   TO BECOME CEO OF INTRANET START-UP COMPANY

ANDOVER, Mass. - DECEMBER 16, 1996 - PictureTel Corporation (NASDAQ: PCTL), the global leader in videoconferencing and multimedia collaboration, today announced that Stephen J. Crummey is leaving his position as vice president of worldwide sales in January 1997. Crummey will become CEO of an intranet start-up company in the Boston area. Tom Pesut, currently the company's vice president of Americas sales, will, in an acting capacity, expand his duties to include worldwide sales.

     "Steve has done an excellent job as head of our worldwide sales organization," said Dr. Norman E. Gaut, PictureTel's chairman and CEO. "He took an already outstanding sales and channel organization to new heights. As he departs, he leaves behind the best sales organization in our industry, one that has consistently delivered superb results."

     Gaut says that Peset, who joined PictureTel this year from Novell, Inc., where he was senior vice president of the Americas, will expand his sales duties in North and South America to include PictureTel`s direct sales force and channels around the world.

     "Tom already has made a major impact as vice president of Americas sales," said Gaut. "We are confident he will continue to deliver strong results with these added responsibilities."

     PictureTel Corporation is the world leader in developing, manufacturing and marketing a full range of videoconferencing technologies. The company's products serve videoconferencing needs from the desktop to the boardroom. PictureTel also markets network conferencing products and a comprehensive portfolio of enterprise-wide services. Additional PictureTel information is available on the Internet at www.picturetel.com PictureTel videoconferencing eliminates the barrier of distance, enabling people to be Anywhere Now[trademark].

                                      -End-

PictureTel is a registered trademark of PictureTel Corporation. Anywhere Now is a trademark of PictureTel Corporation.

Recent PictureTel news releases are available on our Web site at www.picturetel.com or by calling 1-800-716-6000, extension 4 (U.S. and Canada only).


phone 508.292.5000
fax   508.292.3327